UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2017

NEOTHETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36754	20-8527075
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9171 Towne Centre Drive, Suite 250, San Diego, CA 92122

(Address of principal executive offices, with zip code)

(858) 750-1008

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02.  Results of Operations and Financial Condition.

On November 8, 2017, Neothetics, Inc. (“Neothetics” or the “Company”) issued a press release announcing its financial results for the quarter ended September 30, 2017.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Additional Information about the Merger and Where to Find It

As previously announced, on October 17, 2017, Neothetics, Nobelli Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Neothetics (“Merger Sub”), and Evofem Biosciences, Inc., a privately-held Delaware corporation  (“Evofem”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), pursuant to which, among other things, subject to approval of the stockholders of Neothetics and Evofem and the satisfaction or waiver of the other conditions set forth in the Merger Agreement, Merger Sub will merge with and into Evofem, with Evofem becoming a wholly-owned subsidiary of the Company (the “Merger”). The transactions contemplated by the Merger Agreement will result in a change in control of Neothetics.

In connection with the Merger, the Company intends to file relevant materials with the SEC, including a registration statement on Form S-4 that will contain a prospectus, joint proxy and information statement. Investors and security holders of the Company and Evofem are urged to read these materials when they become available because they will contain important information about the Company, Evofem and the Merger. The joint proxy statement, information statement, prospectus, and other relevant materials (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by the Company by directing a written request to: Neothetics, Inc., 9171 Towne Centre Drive, Suite 250, San Diego, CA 92122, Attention: Investor Relations. Investors and security holders are urged to read the joint proxy statement, prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the Merger.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

The Company and its directors and executive officers and Evofem and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the merger will be included in the joint proxy statement/prospectus referred to above. Additional information regarding the directors and executive officers of the Company is also included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and the proxy statement for the Company’s 2017 Annual Meeting of Stockholders. These documents are available free of charge at the SEC web site (www.sec.gov) and from Investor Relations at the Company at the address described above.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated November 8, 2017

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOTHETICS, INC.

Date: November 8, 2017	By:	/s/ Susan A. Knudson
Susan A. Knudson Chief Financial Officer (Principal Executive Officer)